SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2261 Rosanna Street, Las Vegas, Nevada, 89117

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (269) 692-9418

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2022, we entered into a debt settlement agreement with Global Corporate Structural Services Inc. (“GCSS”), a private company that has provided us with marketing, beta testing, cloning, and maintenance services in connection with the WarpSpeed Taxi computer application. As of July 31, 2022, we owed $135,430.95 to GCSS for its services, which we have been unable to pay.

In consideration of GCSS continuing to provide WarpSpeed Taxi computer application (the “Application”) maintenance services to us until September 30, 2022, we have agreed to execute a security agreement providing GCSS with a security interest in the Application, including, without limitation, the software, trademarks, and patents related to the Application, against payment of the Debt by September 30, 2022. If we fail to pay the debt amount to GCSS by that date, GCSS shall have the right to secure a 100% interest in the Application in full and final settlement of the Debt.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Debt Agreement dated September 6, 2022 between WarpSpeed Taxi Inc. and Global Corporate Structural Services Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date: September 6, 2022	By:	/s/ Daniel Okelo
Daniel Okelo, President

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